UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 6, 2005

Pacific Biometrics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-21537	93-1211114
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

220 West Harrison St., Seattle, Washington		98119
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206-298-0068

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On May 6, 2005, we entered into an agreement with Laurus Master Fund, Ltd., a New York City based investment fund ("Laurus"), to amend and extend the terms of our two outstanding term notes payable to Laurus – (i) the $2.5 million secured convertible note issued in May 2004 (the "2004 Note") and (ii) the $1.5 million secured convertible note issued in January 2005 (the "2005 Note").

With respect to the 2004 Note, Laurus agreed to (a) extend the term for an additional year, to be due in full on May 28, 2008, and (b) defer 12 months of principal payments (originally due June 1, 2005 through May 1, 2006) to be paid monthly beginning June 1, 2007 through May 1, 2008. This amendment, along with Amendment No. 1 dated January 31, 2005 with respect to the 2004 Note, which provided for a six-month moratorium on principal payments due between December 2004 and May 2005, now requires us to pay in full the balance on May 28, 2008. The other terms of the 2004 Note remain unchanged.

With respect to the 2005 Note, Laurus agreed to (a) extend the term of the 2005 Note for an additional year, to be due in full on January 31, 2009, and (b) defer 12 months of principal payments (originally due August 1, 2005 through July 1, 2006) to be paid monthly beginning February 1, 2008 through January 1, 2009, with the balance on the 2005 Note to be paid in full on January 31, 2009. The other terms of the 2005 Note remain unchanged.

In consideration for the amendments and extension on the notes, we issued to Laurus a stock purchase warrant to purchase up to 1,000,000 shares of common stock at an exercise price of $1.05 exercisable at any time prior to May 6, 2010.

The principal documents involved in the transaction are an Amendment No. 1 (to the 2005 Note), Amendment No. 2 (to the 2004 Note), and a Common Stock Purchase Warrant for the 1,000,000 shares, copies of which are attached hereto as exhibits to this report.

Item 3.02. Unregistered Sales of Equity Securities.

As described above, on May 6, 2005, we granted to Laurus a stock purchase warrant to purchase 1,000,000 shares of common stock at an exercise price of $1.05 exercisable at any time prior to May 6, 2010. The warrant was issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

Item 9.01. Financial Statements and Exhibits.

10.1 Amendment No. 1, dated May 6, 2005, between Pacific Biometrics, Inc. and Laurus Master Fund, Ltd.

10.2 Amendment No. 2, dated May 6, 2005, between Pacific Biometrics, Inc. and Laurus Master Fund, Ltd.

10.3 Common Stock Purchase Warrant, dated May 6, 2005, issued by Pacific Biometrics, Inc. in favor of Laurus Master Fund, Ltd. for 1,000,000 shares of common stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Biometrics, Inc.

May 10, 2005	By:	/s/ Ronald R. Helm

Name: Ronald R. Helm
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10..1	Amendment No. 1, dated May 6, 2005, between Pacific Biometrics, Inc. and Laurus Master Fund, Ltd.
10..2	Amendment No. 2, dated May 6, 2005, between Pacific Biometrics, Inc. and Laurus Master Fund, Ltd.
10..3	Common Stock Purchase Warrant, dated May 6, 2005, issued by Pacific Biometrics, Inc. in favor of Laurus Master Fund, Ltd. for 1,000,000 shares of common stock